Roadrunner Transportation Systems Reports Third Quarter 2019 Operating Results • Revenue and Adjusted EBITDA declined in 2019 third quarter primarily due to continued lower market demand and rates amplified by the strike at the company’s largest customer, General Motors, which reduced revenue by approximately $17 million in September and an estimated $31 million in October • Malware attack was successfully managed; quarantined servers and applications primarily impacted the LTL segment which reduced revenue by approximately $7 million in September and an estimated $3 million in October • PeakTM enterprise logistics technology platform implementation on track in Active On- Demand and Ascent segments; increased technology investments in LTL segment • Initiated dry van downsizing and path to improved operational performance • Successful divestiture of intermodal services business within the Truckload segment for $51.25 million; closed on November 5, 2019 • Progress made on narrowing strategic focus to value-added logistics and asset-light LTL businesses Downers Grove, IL (BUSINESS WIRE) - November 6, 2019 -- Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, today announced results for the third quarter ended September 30, 2019. Third Quarter Financial Results Revenues decreased to $459.1 million in the third quarter of 2019 compared to $536.6 million in the third quarter of 2018. Lower revenues were primarily due to declines in air and ground expedited logistics at Active On-Demand as well as reduced shipment volumes and rates at the Ascent and Truckload segments. Third quarter 2019 results were also negatively impacted by the General Motors strike in the last two weeks of September, which reduced revenue in the Active On-Demand and Truckload segments by approximately $13 million and $4 million, respectively, and a malware attack in September that negatively impacted revenue in the LTL segment by approximately $7 million. Operating loss was $92.8 million in the third quarter of 2019 compared to $10.8 million in the third quarter of 2018. Impacting the consolidated operating loss in the third quarter of 2019 was $39.7 million of goodwill, intangible asset and asset impairment charges and $13.4 million of operations restructuring costs related to the downsizing of the dry van business. Excluding impairment and operations restructuring costs, the higher consolidated operating loss in the third quarter of 2019 was primarily attributable to the impact of lower revenues across all of the company’s operating segments and higher insurance and claims costs mostly attributable to the Truckload segment. 1

Net loss was $97.8 million in the third quarter of 2019 compared to $41.6 million in the third quarter of 2018. In addition to the explanations provided above for the company's consolidated operating loss, the consolidated net loss in the third quarter of 2019 was also impacted by a decrease in interest expense of $30.3 million resulting from the redemption of preferred stock in the first quarter of 2019 and a lower benefit from income taxes. The company's effective income tax rate was 0.6% and 10.8% during the third quarter of 2019 and 2018, respectively.

Diluted loss per share available to common stockholders was $2.60 for the third quarter of 2019, compared to diluted loss per share of $26.99 for the third quarter of 2018. On April 5, 2019, the company executed a 1-for-25 reverse stock split. All share and per common share data have been retroactively adjusted for all periods presented. The weighted average common stock outstanding used in the calculation of diluted loss per share was significantly higher in the third quarter of 2019 due to the company's issuance of 36 million shares of common stock in the rights offering that was completed in February 2019.

The table below shows the changes in revenues and is based on management's analysis and estimates.

(In thousands)	Three Months Ended September 30, 2019					
	Ascent	**Active On-Demand**	**LTL**	**TL**	**Corporate/ Eliminations**	**Total**
Q3 Revenue 2018	$ 145,632	$ 146,217	$ 113,948	$ 140,663	$ (9,876)	$ 536,584
Organic Growth (Decline)	(19,732)	(24,578)	478	(9,417)	377	(52,872)
Strike at General Motors	—	(13,365)	—	(4,050)	—	(17,415)
Malware Attack	—	—	(7,150)	—	—	(7,150)
Q3 Revenue 2019	$ 125,900	$ 108,274	$ 107,276	$ 127,196	$ (9,499)	$ 459,147
Percent change in quarter over quarter revenue	(13.5)%	(25.9)%	(5.9)%	(9.6)%		(14.4)%

Adjusted EBITDA for the quarters ended September 30, 2019 and 2018 was calculated as follows:

(In thousands)	Three Months Ended September 30, 2019					
	Ascent	**Active On-Demand**	**LTL**	**TL**	**Corporate/ Eliminations**	**Total**
Net (loss) income	$ (29,141)	$ 202	$ (13,140)	$ (30,974)	$ (24,698)	$ (97,751)
Plus: Total interest expense	92	—	415	830	4,143	5,480
Plus: Benefit from income taxes	(10)	—	—	—	(544)	(554)
Plus: Depreciation and amortization	1,590	2,143	1,880	7,022	2,836	15,471
Plus: Impairment charges	34,528	—	1,076	4,064	—	39,668
Plus: Long-term incentive compensation expenses	—	—	—	—	3,479	3,479
Plus: Operations restructuring costs	—	—	—	13,426	—	13,426
Plus: Corporate restructuring and restatement costs	—	—	—	—	4,267	4,267
Adjusted EBITDA	$ 7,059	$ 2,345	$ (9,769)	$ (5,632)	$ (10,517)	$ (16,514)
Adjusted EBITDA as a % of revenue	*5.6 %*	*2.2%*	*(9.1)%*	*(4.4)%*		*(3.6)%*

2

(In thousands)	Three Months Ended September 30, 2018					
	Ascent	Active On-Demand	LTL	TL	Corporate/ Eliminations	Total
Net (loss) income	$ 7,319	$ 5,634	$ (5,072)	$ (6,555)	$ (42,887)	$ (41,561)
Plus: Total interest expense	26	—	32	134	35,606	35,798
Plus: Provision (benefit) for income taxes	129	—	—	—	(5,187)	(5,058)
Plus: Depreciation and amortization	1,183	2,069	876	4,387	1,099	9,614
Plus: Long-term incentive compensation expenses	—	—	—	—	951	951
Plus: Corporate restructuring and restatement costs	—	—	—	—	4,713	4,713
Adjusted EBITDA	$ 8,657	$ 7,703	$ (4,164)	$ (2,034)	$ (5,705)	$ 4,457
Adjusted EBITDA as a % of revenue	*5.9 %*	*5.3%*	*(3.7)%*	*(1.4)%*		*0.8%*

For more information about Adjusted EBITDA, see “Non-GAAP Financial Measures” below and the company’s SEC filings.

First Nine Months Financial Results

Revenues decreased to $1,447.0 million in the first nine months of 2019 compared to $1,664.6 million in the first nine months of 2018. Lower revenues were primarily due to revenue declines of $153.2 million in air and ground expedited logistics at Active On-Demand as well as reduced truckload shipment volumes and rate mix at Ascent.

Operating loss was $251.4 million in the first nine months of 2019 compared to $35.6 million in the first nine months of 2018. Included in the operating loss for the first nine months of 2019 were $148.8 million of goodwill, intangible asset, software and asset impairment charges. Both periods were also impacted by operations restructuring costs of $13.4 million and $4.7 million, respectively. Excluding impairment and operations restructuring costs, the higher consolidated operating loss in the first nine months of 2019 was primarily attributable to the impact of lower revenues across all of the company’s operating segments.

Net loss was $266.7 million in the first nine months of 2019 compared to $107.2 million in the first nine months of 2018. In addition to the explanations provided above for the company’s consolidated operating loss, the consolidated net loss in the first nine months of 2019 was impacted by a decrease in interest expense of $65.6 million due to the waiver of interest on preferred stock which was fully redeemed after completion of the rights offering in February 2019, partially offset by a loss on debt restructuring of $2.3 million. The effective income tax rate was 0.4% and 7.0% during the first nine months of 2019 and 2018, respectively.

Diluted loss per share available to common stockholders was $8.83 for the first nine months of 2019, compared to diluted loss per share of $69.58 for the first nine months of 2018. As previously mentioned, the weighted average common stock outstanding used in the calculation of diluted loss per share was significantly higher in the first nine months of 2019 due to the company’s issuance of 36 million shares of common stock in the rights offering that was completed in February 2019.

3

The table below shows the changes in revenues and is based on management's analysis and estimates.

(In thousands)	Nine Months Ended September 30, 2019					
	Ascent	Active On-Demand	LTL	TL	Corporate/ Eliminations	Total
YTD Revenue 2018	$ 425,205	$ 505,753	$ 344,237	$ 430,981	$ (41,582)	$ 1,664,594
Organic Growth (Decline)	(37,452)	(139,851)	(9,913)	(21,252)	15,422	(193,046)
Strike at General Motors	—	(13,365)	—	(4,050)	—	(17,415)
Malware Attack	—	—	(7,150)	—	—	(7,150)
YTD Revenue 2019	$ 387,753	$ 352,537	$ 327,174	$ 405,679	$ (26,160)	$ 1,446,983
Percent change in year over year revenue	(8.8)%	(30.3)%	(5.0)%	(5.9)%		(13.1)%

Adjusted EBITDA for the first nine months of 2019 and 2018 was calculated as follows:

(In thousands)	Nine Months Ended September 30, 2019					
	Ascent	Active On-Demand	LTL	TL	Corporate/ Eliminations	Total
Net (loss) income	$ (18,097)	$ 785	$ (23,502)	$ (142,861)	$ (83,024)	$ (266,699)
Plus: Total interest expense	280	—	503	2,294	10,917	13,994
Plus: (Benefit from) provision for income taxes	10	—	—	—	(1,017)	(1,007)
Plus: Depreciation and amortization	4,888	6,364	3,603	23,144	7,802	45,801
Plus: Long-term incentive compensation expenses	—	—	—	—	9,805	9,805
Plus: Settlement of contingent purchase obligation	—	—	—	—	360	360
Plus: Impairment charges	34,528	—	1,076	99,400	13,773	148,777
Plus: Loss on debt restructuring	—	—	—	—	2,270	2,270
Plus: Operations restructuring costs	—	—	—	13,426	—	13,426
Plus: Corporate restructuring and restatement costs	—	—	—	—	10,941	10,941
Adjusted EBITDA	$ 21,609	$ 7,149	$ (18,320)	$ (4,597)	$ (28,173)	$ (22,332)
Adjusted EBITDA as a % of revenue	*5.6 %*	*2.0%*	*(5.6)%*	*(1.1) %*		*(1.5)%*

(In thousands)	Nine Months Ended September 30, 2018					
	Ascent	Active On-Demand	LTL	TL	Corporate/ Eliminations	Total
Net (loss) income	$ 21,281	$ 19,895	$ (17,555)	$ (17,185)	$ (113,595)	$ (107,159)
Plus: Total interest expense	85	—	88	153	79,247	79,573
Plus: Benefit from income taxes	129	—	—	—	(8,169)	(8,040)
Plus: Depreciation and amortization	3,539	6,099	2,689	12,894	2,582	27,803
Plus: Long-term incentive compensation expenses	—	—	—	—	1,954	1,954
Plus: Operations restructuring costs	—	—	—	4,655	—	4,655
Plus: Corporate restructuring and restatement costs	—	—	—	—	15,537	15,537
Adjusted EBITDA	$ 25,034	$ 25,994	$ (14,778)	$ 517	$ (22,444)	$ 14,323
Adjusted EBITDA as a % of revenue	*5.9%*	*5.1%*	*(4.3)%*	*0.1%*		*0.9 %*

4

Recent Events On September 30, 2019, the company announced the downsizing of its unprofitable dry van business, which is part of the company’s Truckload segment. The downsizing includes reducing dry van company tractor and trailer fleets by over 50%, closing five terminal locations and eliminating approximately 450 positions. In conjunction with the downsizing activities, the company expects to incur one-time pretax operations restructuring costs of between $12 million and $16 million, excluding the gain or loss on the sale of equipment, the write-down of assets, the termination of lease liabilities, and asset impairment charges. The company incurred $13.4 million of total operations restructuring costs in the third quarter of 2019 of which $10.1 million related to asset impairment charges. On November 5, 2019, the company announced the sale of its intermodal services business, which is part of the company’s Truckload segment, to Universal Logistics Holdings, Inc. (NASDAQ: ULH), for $51.25 million in cash, subject to customary purchase price and working capital adjustments. The company used the proceeds from the sale to repay finance leases and debt associated with Roadrunner Intermodal Services and pay transaction costs, with the remaining amount available for general corporate purposes. Liquidity Update The company currently has available funds for working capital and operating purposes from its existing borrowing capacity under its ABL facility and its recent divestiture of the intermodal services business. CEO Comments on Third Quarter Results “In the third quarter, we experienced a number of challenges that impacted our operating performance. At the end of the third quarter, we announced the downsizing of our dry van business, which is proceeding as planned. The General Motors strike has now ended, and we are fully recovered from the server and applications quarantine caused by the malware attack. After quarter end, we successfully completed the divestiture of our intermodal services business,” said Curt Stoelting, Chief Executive Officer of Roadrunner. “Our Ascent International and Retail Distribution businesses continued to show positive operating performance in the third quarter. Demand and rates in the Active On-Demand, Ascent Domestic and Truckload Segment tracked well below prior year comparisons throughout the quarter. Excluding the impact of the malware attack, the LTL segment would have grown revenue in the third quarter compared to the prior year third quarter by 1.8%, despite lower fuel surcharge revenue and a softening in the overall LTL market. In the fourth quarter, we expect to file insurance claims to recover the impact on lost business from the malware attack,” said Stoelting. “We continue to invest in enhanced technology in our Active On-Demand and Ascent segments where our new Peak enterprise brokerage platform will allow us to maximize our go-to-market capabilities across both segments and harmonize our customer service and back office functions. We also continue to drive strategic investments in our LTL segment including dock automation and productivity applications, optimized line-haul and pricing management tools and improved customer and partner facing visibility technologies,” said Stoelting. Stoelting concluded, “Despite a very challenging third quarter, we are making progress on executing our longer-term strategic and business improvement plans and technology investments. External events and soft market conditions can delay realizing the benefits from these improvements and investments. We 5 continue to be encouraged by the efforts of our leadership teams and their commitment to the business. With the recent divestiture of the intermodal services business and the downsizing of the dry van business, we are simplifying our portfolio by narrowing our strategic focus to the value-added logistics and asset-light LTL businesses. The goal of this strategy is to improve our operating performance, increase our returns on invested capital, and add significant value-creation opportunities. We continue to evaluate additional divestitures that will enable this strategy.” Conference Call and Webcast Roadrunner management will host a conference call to discuss the company’s results for the quarter ended September 30, 2019 on Wednesday, November 6, 2019 at 10:00 a.m. Eastern Time. To access the conference call, please dial 866-763-0340 (U.S.) or 703-871-3799 (International) approximately 10 minutes prior to the start of the call. Callers will be prompted for passcode 6150938. Presentation materials and a live webcast of the call can be accessed on the “events and presentations” page in the Investor Relations section of Roadrunner's website, www.rrts.com. The conference call may include forward-looking statements. If you are unable to listen to the live call, a replay will be available through Wednesday, November 13, 2019 and can be accessed by dialing 855-859-2056 (U.S.) or 404-537-3406 (International). Callers will be prompted for passcode 6150938. An archived version of the webcast will also be available for a period of time under the Investor Relations section of Roadrunner's website, www.rrts.com. About Roadrunner Transportation Systems, Inc. Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics service provider offering a suite of solutions under the Roadrunner®, Active On-Demand® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload and over-the-road truckload services. Active On-Demand offers premium mission critical air and ground transportation solutions. Ascent Global Logistics offers domestic freight management and brokerage, warehousing and retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com. Safe Harbor Statement This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding Roadrunner’s planned path to improved operational performance; the expected operations restructuring costs related to the downsizing of the dry van business; expected insurance claims recoveries; our ability to maximize our go-to-market capabilities; and the ability to improve our operating performance, increase our returns on invested capital and create value. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements to differ materially from those 6 expressed or implied in any forward-looking statement. Such factors include, among others, risks related to the restatement of Roadrunner’s previously issued financial statements, the remediation of Roadrunner’s identified material weaknesses in its internal control over financial reporting, the litigation resulting from the restatement of Roadrunner’s previously issued financial statements and the other risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Reports on Form 10-Q for the first three quarters of 2019. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof. Non-GAAP Financial Measures EBITDA represents earnings before interest, taxes, depreciation and amortization. Roadrunner calculates Adjusted EBITDA as EBITDA excluding impairment and other non-cash gains and losses, other long- term incentive compensation expenses, loss on debt restructuring, settlements of contingent purchase obligations, operations restructuring costs, and corporate restructuring and restatement costs associated with legal, consulting and accounting matters, including internal and external investigations. Roadrunner uses Adjusted EBITDA as a supplemental measure in evaluating its operating performance and when determining executive incentive compensation. Roadrunner believes Adjusted EBITDA is useful to investors in evaluating its performance compared to other companies in its industry because it assists in analyzing and benchmarking the performance and value of a business. The calculation of Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. Although Roadrunner’s management uses Adjusted EBITDA as a financial measure to assess the performance of its business compared to that of others in Roadrunner’s industry, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of Roadrunner’s results as reported under GAAP. Some of these limitations are: • Adjusted EBITDA does not reflect Roadrunner’s cash expenditures, future requirements for capital expenditures or contractual commitments; • Adjusted EBITDA does not reflect changes in, or cash requirements for, Roadrunner’s working capital needs; • Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Roadrunner’s debt or dividend payments on Roadrunner’s preferred stock; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and • Other companies in Roadrunner’s industry may calculate Adjusted EBITDA differently than Roadrunner does, limiting its usefulness as a comparative measure. 7

Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to Roadrunner to invest in the growth of the company’s business. Roadrunner compensates for these limitations by relying primarily on Roadrunner’s results of operations under GAAP. ### Contact: Reputation Partners Marilyn Vollrath 414-376-8834 ir@rrts.com 8

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In thousands, except par value) September 30, December 31, 2019 2018 ASSETS Current assets: Cash and cash equivalents $ 5,825 $ 11,179 Accounts receivable, net of allowances of $8,186 and $9,980, respectively 223,966 274,843 Income tax receivable 2,275 3,910 Prepaid expenses and other current assets 70,471 61,106 Total current assets 302,537 351,038 Property and equipment, net of accumulated depreciation of $161,815 and $130,077, respectively 201,077 188,706 Other assets: Operating lease right-of-use asset 115,385 — Goodwill 137,372 264,826 Intangible assets, net 30,994 42,526 Other noncurrent assets 5,839 6,361 Total other assets 289,590 313,713 Total assets $ 793,204 $ 853,457 LIABILITIES AND STOCKHOLDERS’ INVESTMENT (DEFICIT) Current liabilities: Current maturities of debt $ 2,558 $ 13,171 Current maturities of indebtedness to related party 9,141 — Current finance lease liability 22,598 13,229 Current operating lease liability 35,924 — Accounts payable 128,998 160,242 Accrued expenses and other current liabilities 117,565 110,943 Total current liabilities 316,784 297,585 Deferred tax liabilities 2,621 3,953 Other long-term liabilities 3,558 7,857 Long-term finance lease liability 69,743 37,737 Long-term operating lease liability 90,327 — Long-term debt, net of current maturities 152,052 155,596 Long-term indebtedness to related party 31,265 — Preferred stock — 402,884 Total liabilities 666,350 905,612 Commitments and contingencies (Note 12) Stockholders’ investment (deficit): Common stock $.01 par value; 44,000 and 4,200 shares authorized, respectively; 37,642 and 1,556 shares issued and outstanding, respectively 376 16 Additional paid-in capital 850,591 405,243 Retained deficit (724,113) (457,414) Total stockholders’ investment (deficit) 126,854 (52,155) Total liabilities and stockholders’ investment (deficit) $ 793,204 $ 853,457 See accompanying notes to unaudited condensed consolidated financial statements. 9

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share amounts) Three Months Ended Nine Months Ended September 30, September 30, 2019 2018 2019 2018 Revenues $ 459,147 $ 536,584 $ 1,446,983 $ 1,664,594 Operating expenses: Purchased transportation costs 306,362 365,678 966,922 1,146,713 Personnel and related benefits 80,161 78,118 241,062 229,843 Other operating expenses 96,884 93,995 282,437 291,206 Depreciation and amortization 15,471 9,614 45,801 27,803 Operations restructuring costs 13,426 — 13,426 4,655 Impairment charges 39,668 — 148,777 — Total operating expenses 551,972 547,405 1,698,425 1,700,220 Operating loss (92,825) (10,821) (251,442) (35,626) Interest expense: Interest expense - preferred stock — 32,847 — 71,571 Interest expense - debt 5,480 2,951 13,994 8,002 Total interest expense 5,480 35,798 13,994 79,573 Loss on debt restructuring — — 2,270 — Loss before income taxes (98,305) (46,619) (267,706) (115,199) Benefit from income taxes (554) (5,058) (1,007) (8,040) Net loss $ (97,751) $ (41,561) $ (266,699) $ (107,159) Loss per share: Basic $ (2.60) $ (26.99) $ (8.83) $ (69.58) Diluted $ (2.60) $ (26.99) $ (8.83) $ (69.58) Weighted average common stock outstanding: Basic 37,639 1,540 30,216 1,540 Diluted 37,639 1,540 30,216 1,540 See accompanying notes to unaudited condensed consolidated financial statements. 10

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' INVESTMENT (DEFICIT)
(Unaudited)

	Common Stock				
(In thousands, except shares)	Shares	Amount	Additional Paid-In Capital	Retained Deficit	Total Stockholders' Investment (Deficit)
BALANCE, December 31, 2018	1,555,868	$ 16	$ 405,243	$ (457,414)	$ (52,155)
Issuance of restricted stock units, net of taxes paid	5,664	—	(8)	—	(8)
Issuance of common stock	36,000,000	360	449,640	—	450,000
Common stock issuance costs	—	—	(11,985)	—	(11,985)
Share-based compensation	—	—	1,599	—	1,599
Net loss	—	—	—	(26,999)	(26,999)
BALANCE, March 31, 2019	37,561,532	$ 376	$ 844,489	$ (484,413)	$ 360,452
Issuance of restricted stock units, net of taxes paid	75,590	—	(175)	—	(175)
Share-based compensation	—	—	3,069	—	3,069
Net loss	—	—	—	(141,949)	(141,949)
BALANCE, June 30, 2019	37,637,122	$ 376	$ 847,383	$ (626,362)	$ 221,397
Issuance of restricted stock units, net of taxes paid	4,622	—	—	—	—
Share-based compensation	—	—	3,208	—	3,208
Net loss	—	—	—	(97,751)	(97,751)
BALANCE, September 30, 2019	37,641,744	$ 376	$ 850,591	$ (724,113)	$ 126,854

	Common Stock				
(In thousands, except shares)	Shares	Amount	Additional Paid-In Capital	Retained Deficit	Total Stockholders' Investment (Deficit)
BALANCE, December 31, 2017	1,536,925	$ 15	$ 403,535	$ (292,703)	$ 110,847
Issuance of restricted stock units, net of taxes paid	3,272	—	(75)	—	(75)
Share-based compensation	—	—	523	—	523
Cumulative effect of change in accounting principle	—	—	—	886	886
Net loss	—	—	—	(23,643)	(23,643)
BALANCE, March 31, 2018	1,540,197	$ 15	$ 403,983	$ (315,460)	$ 88,538
Issuance of restricted stock units, net of taxes paid	93	—	(1)	—	(1)
Share-based compensation	—	—	372	—	372
Net loss	—	—	—	(41,955)	(41,955)
BALANCE, June 30, 2018	1,540,290	$ 15	$ 404,354	$ (357,415)	$ 46,954
Issuance of restricted stock units, net of taxes paid	288	—	(5)	—	(5)
Share-based compensation	—	—	497	—	497
Net loss	—	—	—	(41,561)	(41,561)
BALANCE, September 30, 2018	1,540,578	$ 15	$ 404,846	$ (398,976)	$ 5,885

See accompanying notes to unaudited condensed consolidated financial statements.

11

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands) Nine Months Ended September 30, 2019 2018 Cash flows from operating activities: Net loss $ (266,699) $ (107,159) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 46,365 28,358 Change in fair value of preferred stock — 70,451 Amortization of preferred stock issuance costs — 1,120 Loss on disposal of property and equipment 516 1,853 Share-based compensation 7,876 1,392 Loss on debt restructuring 2,270 — Provision for bad debts 2,932 2,275 Deferred tax benefit (1,332) (9,041) Impairment charges 158,923 — Changes in: Accounts receivable 47,945 34,556 Income tax receivable 1,635 3,557 Prepaid expenses and other assets 20,760 (13,754) Accounts payable (32,835) (12,453) Accrued expenses and other liabilities (31,097) (3,138) Net cash used in operating activities (42,741) (1,983) Cash flows from investing activities: Capital expenditures (20,387) (16,922) Proceeds from sale of property and equipment 3,281 1,316 Net cash used in investing activities (17,106) (15,606) Cash flows from financing activities: Borrowings under revolving credit facilities 540,978 60,746 Payments under revolving credit facilities (526,643) (85,655) Term debt borrowings 52,592 557 Term debt payments (40,724) (16,285) Debt issuance costs (2,029) — Payments of debt extinguishment costs (693) — Proceeds from issuance of common stock 450,000 — Common stock issuance costs (10,514) — Proceeds from issuance of preferred stock — 34,999 Preferred stock issuance costs — (1,120) Preferred stock payments (402,884) — Issuance of restricted stock units, net of taxes paid (183) (81) Proceeds from insurance premium financing 20,735 17,782 Payments on insurance premium financing (12,221) (6,252) Payments of finance lease obligation (13,921) (2,785) Net cash provided by financing activities 54,493 1,906 Net decrease in cash and cash equivalents (5,354) (15,683) Cash and cash equivalents: Beginning of period 11,179 25,702 End of period $ 5,825 $ 10,019 12

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued) (Unaudited) Nine Months Ended (In thousands) September 30, 2019 2018 Supplemental cash flow information: Cash paid for interest $ 12,933 $ 7,436 Cash refunds from income taxes, net $ (857) $ (1,329) Non-cash finance leases and other obligations to acquire assets $ 55,742 $ 23,233 Capital expenditures, not yet paid $ 2,219 $ 1,877 See accompanying notes to unaudited condensed consolidated financial statements. 13